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                                                                    EXHIBIT 10.6

                          FORM OF SEVERANCE AGREEMENT

                       AMONG GENERAL RE CORPORATION AND

                          CERTAIN EXECUTIVE OFFICERS














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                                                                    EXHIBIT 10.6


                              SEVERANCE AGREEMENT


     Agreement made this 15th day of May, 1996, between General Re Corporation
(the "Company"), and               (the "Executive").

     WHEREAS, the Company desires to provide the Executive with severance pay under the circumstances and pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

     1. This Agreement shall be effective for the period beginning May 1, 1996 and expiring on January 16, 2007.

     2. Definitions: For purposes of this Agreement, the terms set forth below shall have the meanings set forth below:

          (a) "Annual Compensation" means the Base Salary of the Employee plus the greater of:

            (i)  fifty (50%) percent of the Employee's Base Salary or

            (ii) the Target Annual Incentive Bonus Award in effect for the calendar year, but excluding other special compensation or bonuses.

          (b) "Base Salary" means the regular annual basic salary paid by the Company for services performed by the Executive before any payroll deductions for taxes or any other purposes, plus any amounts reduced from such salary or wages and contributed on the Executive's behalf under the Employee Savings and Stock Ownership Plan ("ESOP") or any amounts contributed on behalf of such Executive under the Company's Cafeteria Plan for such period. Base salary shall not include overtime,


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bonuses, commissions, fees, pension, severance pay or any other extraordinary compensation, nor Matching Contributions or ESOP Contributions under the ESOP or Company contributions to the Employee Retirement Plan of General Re Corporation and its Affiliates ("Retirement Plan") or any other deferred compensation or employee benefit plan or program of the Company.

          (c) "Change in Control" of the Company shall occur if: (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Company with respect to which twenty (20%) percent or more of the total number of votes for the election of the Board of Directors of the Company may be cast; (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election or combination of the foregoing, the persons who were prior to the institution thereof directors of the Company shall cease to constitute a majority of the Board of Directors of the Company; or (iii) stockholders of the Company shall approve an agreement pursuant to which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all of the assets of the Company.

          (d) "Person" shall have the meaning given in Section 3(a)(9) of the Securities and Exchange Act of 1934 (as amended), as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

          (e) "Target Annual Incentive Bonus Award" means the target formula amount of the Annual Incentive Bonus Award applicable for the calendar year an Employee pursuant to Section 6(c)(2)(A) of the General Re Corporation Long Term Incentive Plan.

          (f) "Termination for Cause" means any separation from service by the Executive from the Company which is effected by reason of fraud, deceit, or other gross misconduct by the Executive performed within the scope of the Executive's employment.


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          (g)  "Termination for Good Reason"  means any separation from service by the Executive because of (a) the involuntary assignment of the Executive to duties materially different from the Executive's position prior to such Change in Control; (b) a reduction of the Executive's salary which is greater than 10 percent of the Executive's salary at the annual rate in effect at the time of the Change in Control; or (c) the relocation of the Executive's regular assigned workplace by more than 50 additional miles from residence.

          3. In the event that there is a Change in Control of the Company during the term of this Agreement, the Executive shall be entitled to a severance payment if the Executive's employment with the Company terminates (other than by reason of death, disability, retirement on or after Normal Retirement Date under the Retirement Plan of General Re Corporation and its Affiliates, Termination for Cause, or voluntary termination by the Executive except for Termination for Good Reason) during the term of this Agreement and within two years after the Change in Control. The amount of severance payment shall be an amount equal to the Executive's Annual Compensation multiplied by three (3). Notwithstanding anything contained herein to the contrary, the Executive's entitlement to severance pay pursuant to this Agreement shall be in lieu of, and not in addition to, any entitlement under the Company's Severance Pay Plan, and the Executives entitlement to severance pay pursuant to this Agreement shall be contingent upon the Executive delivering to the Company in a form acceptable to the Company a signed release of any and all claims that the Executive may have against the Company and any affiliated entities and their respective officers, directors, employees, agents and employee welfare benefit plans, relating in any way to the Executive's employment with the Company and any affiliated entities and to the termination of such employment.

          4. In the event that any payments or benefits received or to be received by the Executive in connection with a Change in Control or termination of employment, whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any affiliated entity, or with any Person whose actions result in a Change in Control or with any Person affiliated with the Company or such Person, (all such payments and benefits, including the Severance Payments payable hereunder, being hereinafter called "Total Payments"), are subject (in whole or part) to the excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and deduction of any


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federal, state and local income tax and Excise Tax on the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any such total payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the "base amount" (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of termination of the Executive's employment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of a Change in Control or termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1174(b)(2)(b) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the Change of Control or termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable to the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall


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each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for the Excise Tax with respect to the Total Payments.

          5. Severance payments shall be made in a lump sum within two weeks (14 days) after the date of the Executive's termination. Notwithstanding the foregoing, at the Executive's written request, Severance Payments may be made at a later date or in an alternative method of payment period.

          6. Notwithstanding anything in this Agreement to the contrary, the severance payment received under this Agreement shall be reduced by any payments earned after the Executive's termination of employment pursuant to employment, consulting and/or service agreements or arrangements between the Executive and the Company or any affiliated entity.

          7. In the event that the Executive becomes entitled to receive a severance payment pursuant to the terms of this Agreement, the Executive will also be entitled, for a period of 36 months from the date of the Executive's termination, to participate in each medical, dental, vision, life and personal accident plan or benefit in which the Executive participated immediately prior to the Executive's termination of employment, upon the same terms available to active employees. If the terms of any benefit plan do not permit continued participation by the Executive, then the Company will make a lump sum payment to the Executive in an amount equal to the Company's cost to provide the benefit that the Executive would have been entitled to receive under this Agreement if the coverage under that plan immediately prior to the Executive's termination of employment had remained in effect. The benefit to be provided or payments to be made under this paragraph shall be reduced to the extent that the Executive receives benefits or payments for the same occurrence under another employer sponsored plan to which the Executive is entitled because of employment subsequent to the termination of employment with the Company. The benefit to be provided or payment to be made under this paragraph shall terminate in the event the Executive fails to make any required employee contributions, provided that such required contributions do not exceed the contribution amount required or an active employee participating in the benefit plan.

          8. In the event of any dispute between the parties hereto arising out of or relating to this Agreement or the employment between the Company and the Executive, such dispute shall be settled by arbitration in Stamford, Connecticut in accordance with the commercial arbitration rules then obtaining of the American Arbitration Association, except that there shall be one arbitrator selected with respect to any


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such arbitration proceeding. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          9. Any notice of other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                    If to the Company:

                    Charles F. Barr
                    Vice President and General Counsel
                    General Reinsurance Corporation
                    695 East Main Street
                    P.O. Box 10350
                    Stamford, CT  06904-2350

                    If to the Executive:



or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

          10. Nothing contained herein shall be deemed to give the Executive the right to be retained in the employment of the Company or to limit the rights of the Company to discharge any Executive at any time.

          11. This Agreement constitutes the entire agreement between the parties hereto with respect to the Executive's entitlement to severance pay from the Company, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Executive's severance pay entitlement. The invalidity or unenforceability of any term or provision, or any clause, or portion thereof, of this Agreement, shall in no way impair or affect the validity or enforceability or any other provision of this Agreement which shall remain in full force and effect.


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          12.  This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver be either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

          13. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to an affiliated entity) or by the Executive.

          14. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

          15. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.



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                                       GENERAL RE CORPORATION


Dated:                                 By:
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